UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2009

DECKERS OUTDOOR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-22446	95-3015862
(Commission File Number)	(IRS Employer Identification No.)

495A South Fairview Avenue, Goleta, California	93117
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code	(805) 967-7611

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.         Entry into a Material Definitive Agreement.

On September 11, 2009, Deckers Outdoor Corporation (the “Company”) announced the appointment of Thomas A. George as the Company’s Chief Financial Officer, effective September 11, 2009. Mr. George, who will also become the Company’s principal financial and accounting officer effective September 11, 2009, will replace Mr. Zohar Ziv, who has been serving as interim principal financial and accounting officer since March 20, 2009, from these positions.  Mr. Ziv will continue to serve the Company in the capacity as Chief Operating Officer.

In connection with his appointment, Mr. George and the Company have entered into a Senior Executive Employment Agreement dated September 11, 2009 (the “Employment Agreement”), which will be effective September 11, 2009. Mr. George’s employment with the Company is “at will,” but the term of his Employment Agreement ends December 31, 2009. Effective as of September 11, 2009, Mr. George will be entitled to an annual base salary of $350,000 and will be eligible to receive a targeted annual bonus established annually by the Compensation Committee of the Board of Directors. Mr. George will also receive the normal fringe benefits available to other senior executives and will be entitled to severance pay under the circumstances described below.

If Mr. George is terminated by the Company for Cause, or if Mr. George terminates his employment other than for Good Reason, Mr. George will be entitled to payment of his accrued base salary, payment for his accrued vacation, reimbursement for certain expenses, receipt of accrued and vested benefits under the Company’s plans or programs and other benefits required to be paid by law, payment of any accrued but unpaid incentive bonus for the prior fiscal year (excluding any incentive bonus for the year of termination) and the right to exercise all vested unexercised stock options and warrants outstanding as of the termination date.  If Mr. George is terminated by the Company due to his death or total disability, then in addition to those rights described in the first sentence of this paragraph, Mr. George shall be entitled to payment of the unpaid pro-rated portion of his incentive bonus for the current fiscal year based on actual length of service during the year of termination. If Mr. George is terminated by the Company without Cause or Mr. George terminates his employment for Good Reason, then in addition to those rights described in the first two sentences of this paragraph, then, subject to Mr. George signing a release, he will be entitled to payment of his base salary for twelve months following his termination, plus receipt of health benefits for a period of twelve months following his termination or his attainment of alternative employment that provides health benefits, whichever is earlier. If within two years of a Change of Control of the Company either Mr. George is terminated without Cause or if he terminates for Good Reason, then in addition to those rights described in the first two sentences of this paragraph and subject to signing a release, Mr. George will be entitled to (i) one and one-half times his annual base salary, (ii) the greater of one and one-half times the targeted incentive bonus immediately prior to the termination or one and one-half times the average actual incentive bonus for the previous three years, and (iii) continued health benefits for a period of eighteen months following his termination or his attainment of alternative employment that provides health benefits, whichever is earlier.

As used in his Employment Agreement, (1) “Cause” means (i) any willful breach of duty by Mr. George in the course of his employment or continued violation of written Company employment policies after written notice of such violation, (ii) violation of the Company’s insider trading policies, (iii) conviction of a felony or any crime involving fraud, theft, embezzlement, dishonesty or moral turpitude, (iv) engaging in activities which materially defame the Company, or engaging in conduct which is materially injurious to the Company or its affiliates, or any of their respective customer or supplier relationships, financially or otherwise, or (v) Mr. George’s gross negligence or continued failure to perform his duties or his continued incapacity to perform such duties, (2) “Good Reason” means, without the consent of the Executive, the occurrence of a material breach of the Employment Agreement by the Company, or, if within two years of a Change of Control, there is a material reduction of Mr. George’s total compensation, benefits, and perquisites, the Company’s relocation is greater than 50 miles from the location where Mr. George performs services, or a material change in Mr. George’s position or duties; provided, however, no such event shall constitute “Good Reason” unless Mr. George shall have given written notice to the Company of his intent to resign for “Good Reason” within 30 days after Mr. George first becomes aware of the occurrence of any such event and such event shall not have been cured within 30 days of the Company’s receipt of such notice, and (3) “Change of Control” means if there is a merger, consolidation, sale of all or a major portion of the assets of the Company (or a successor organization) or similar transaction or circumstance where any person or group (other than Douglas B. Otto) acquires or obtains the right to acquire, in one or more transactions, beneficial ownership of more than 50% of the outstanding shares of any class of voting stock of the Company (or a successor organization).

The description of Mr. George’s Employment Agreement set forth above is qualified in its entirety by reference to the actual terms of the Employment Agreement, which is attached to this Current Report as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02.         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described in Item 1.01 above, the Company announced the appointment of Thomas A. George as Chief Financial Officer of the Company, effective September 11, 2009.  Mr. George, age 54, has over thirty years of experience in corporate finance and accounting, having served in a number of senior level positions with both public and private companies. Most recently, since February 2005 Mr. George was Chief Financial Officer of Ophthonix, Inc., a private technology company. Prior to Ophthonix, from October 1997 through February 2005 Mr. George was the Chief Financial Officer of publicly held Oakley, Inc., now a division of Luxottica Group S.p.A. (NYSE:LUX), a global consumer products brand with wholesale and retail distribution of multiple product categories including sunglasses and prescription eyewear, apparel, footwear, watches and electronics. Prior to Oakley, from December 1987 through October 1997 Mr. George was the Senior Vice President and Chief Financial Officer of REMEC, Inc., a public technology company. Mr. George has also served as Corporate Controller, and Manager of Financial Planning for other public technology firms. He began his career at Coopers & Lybrand where he became a Certified Public Accountant and received a Bachelor of Science in Business Administration from the University of Southern California.

In connection with his appointment, Mr. George and the Company entered into the Employment Agreement described above in Item 1.01 of this Report, the terms of which are incorporated by reference in this Item. For fiscal 2009, Mr. George will be eligible to receive a cash bonus of up to 50% of his annual base salary and a grant of up to 6,000 Nonvested Stock Units (“NSUs”) under the Company’s 2006 Equity Incentive Plan, each pro rated from his date of hire and subject to performance objectives to be determined by the Company.  If the performance criteria of the NSUs awarded to Mr. George have been satisfied, the NSUs will vest based on continued employment from the grant date until the applicable vesting date of March 31, 2012 through December 31, 2012, at which time the NSUs would be fully vested.  In addition, if the threshold performance criteria of the NSUs have been satisfied and Mr. George is terminated by the Company without cause or pursuant to a constructive termination, Mr. George will be entitled to accelerated vesting for a pro rata portion of the NSU award based on his length of service after the NSU grant, which will be settled in shares of the Company’s common stock.  Furthermore, if Mr. George is terminated within 12 months of a change in control or if the change in control is not approved by a majority of the continuing directors or the acquiring entity does not assume or substitute the NSUs, he will be entitled to full acceleration of any unvested NSUs.

Pursuant to his offer from the Company, he will also receive a sign-on bonus of $40,000 and will be reimbursed for relocation expenses.  As a condition to his offer, Mr. George will also become a party to the Company’s standard Proprietary Inventions Agreement, Arbitration and Mediation Agreement and Confidentiality Agreement.

Mr. George was not selected as an officer pursuant to any arrangement or understanding between Mr. George or any other person. There are no family relationships between Mr. George and the directors or executive officers of the Company or any person nominated or chosen by the Company to become a director or executive officer of the Company.  Mr. George is not a party to any transaction requiring disclosure under Item 404(a) of Regulation S-K.

A copy of the Company’s press release announcing Mr. George’s appointment is filed with this Report as Exhibit 99.1 and is hereby incorporated by reference.

Item 9.01.         Financial Statements and Exhibits.

(d)                Exhibits.

Exhibit No.	Description
10.1	Senior Executive Employment Agreement dated September 11, 2009 between Deckers Outdoor Corporation and Thomas A. George.
99.1	Press Release dated September 11, 2009 issued by Deckers Outdoor Corporation.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Deckers Outdoor Corporation

Date:	September 11, 2009	/s/ Angel Martinez
Angel Martinez
President, Chairman and Chief Executive Officer